Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports First Quarter 2024 Results

WESTFORD, Mass., April 30, 2024 - Kadant Inc. (NYSE: KAI) reported its financial results for the first quarter ended March 30, 2024.

First Quarter Financial Highlights
•Revenue increased 8% to a record $249 million
•Gross margin was 44.6%
•Adjusted gross margin was 45.5% excluding acquisition-related costs
•Operating cash flow decreased 38% to $23 million
•Net income decreased 12% to $25 million
•GAAP EPS decreased 13% to $2.10
•Adjusted EPS decreased 1% to $2.38
•Adjusted EBITDA increased 8% to $52 million and represented 21.0% of revenue
•Bookings decreased 10% to $248 million from an unprecedented record $275 million

Note: Percent changes above are based on comparison to the prior year period. All references to earnings per share (EPS) are to our EPS as calculated on a diluted basis. Adjusted gross margin, adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“We had a solid start to 2024 with record revenue and strong adjusted EBITDA and adjusted EPS in the first quarter,” said Jeffrey L. Powell, president and chief executive officer of Kadant Inc. “Our most recent acquisitions are performing well and contributed to our record revenue, as did a notably strong performance by our Industrial Processing segment.

“Our aftermarket parts revenue was up 13 percent in the first quarter and comprised 69 percent of our total revenue. The strength in aftermarket parts enabled us to offset flat capital equipment revenue caused by the general slowdown of manufacturing activity in some regions of the world, including Europe and Asia.”

First Quarter 2024 Compared to 2023
Revenue increased eight percent to a record $249.0 million compared to $229.8 million in 2023. Organic revenue decreased three percent, which excludes an 11 percent increase from acquisitions. Gross margin was 44.6 percent, including a 90 basis point decrease from acquisition-related costs, compared to 44.4 percent in 2023.

GAAP EPS decreased 13 percent to $2.10 compared to $2.40 in 2023. Adjusted EPS decreased one percent to $2.38 compared to $2.40 in 2023. Adjusted EPS in 2024 excludes $0.28 of acquisition-related costs. Net income was $24.7 million, decreasing 12 percent compared to $28.1 million in 2023. Adjusted EBITDA increased eight percent to $52.2 million and represented 21.0 percent of revenue compared to $48.6 million and 21.1 percent of revenue in the prior year. Operating cash flow decreased 38 percent to $22.8 million compared to $36.9 million in 2023. Free cash flow decreased 49 percent to $16.6 million compared to $32.4 million in 2023.

Kadant Reports First Quarter 2024 Results
April 30, 2024

Bookings decreased 10 percent to $248.4 million compared to a record $274.5 million in 2023. Organic bookings decreased 18 percent, which excludes an eight percent increase from acquisitions.

Summary and Outlook
“Our backlog and ability to generate robust cash flows have us well positioned for the year,” continued Mr. Powell. “We expect industrial demand to strengthen in certain regions, such as Europe and Asia, and remain stable in others as the year progresses. We are maintaining our revenue and adjusted EPS guidance for the full year and expect revenue of $1.040 to $1.065 billion in 2024 and adjusted EPS of $9.75 to $10.05. The 2024 adjusted EPS guidance excludes $0.36 of acquisition-related costs, revised from $0.20 of acquisition-related costs in our previous guidance. We expect GAAP EPS of $9.39 to $9.69 in 2024, revised from our previous GAAP EPS guidance of $9.55 to $9.85. For the second quarter of 2024, we expect revenue of $258 to $266 million, GAAP EPS of $2.34 to $2.44 and, after excluding $0.06 of acquisition-related costs, adjusted EPS of $2.40 to $2.50.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday, May 1, 2024, at 11:00 a.m. eastern time to discuss its first quarter financial performance, as well as future expectations. To listen to the call live and view the webcast, go to the “Investors” section of the Company’s website at www.kadant.com. Participants interested in joining the call’s live question and answer session are required to register by visiting https://register.vevent.com/register/BIae9da4b554c64c358f029b5500f765c0 or selecting the Q&A link on our website to receive a dial-in number and unique PIN. It is recommended that you join the call 10 minutes prior to the start of the event. A replay of the webcast presentation will be available on our website through May 31, 2024.

Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. After the webcast, Kadant will post its updated general investor presentation incorporating the first quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted gross margin, adjusted operating income, adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We use organic revenue to understand our trends and to forecast and evaluate our financial performance and compare revenue to prior periods. Organic revenue excludes revenue from acquisitions for the four quarterly reporting periods following the date of the acquisition and the effect of foreign currency translation. Revenue in the first quarter of 2024 included $24.4 million from acquisitions and a favorable foreign currency translation effect of $0.8 million compared to the first quarter of 2023. Our other non-GAAP financial measures exclude acquisition costs, amortization expense related to acquired profit in inventory and backlog, and other income or expense, as indicated. Collectively, these items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all. Additionally, we use free cash flow in order to provide insight on our ability to generate cash for acquisitions and debt repayments, as well as for other investing and financing activities.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating
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Kadant Reports First Quarter 2024 Results
April 30, 2024

decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations or cash flows prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

First Quarter
Adjusted gross margin excludes:
•Pre-tax amortization of acquired profit in inventory of $2.3 million in 2024, representing a 90 basis point impact on gross margin.

Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax acquisition costs of $1.1 million in 2024.
•Pre-tax amortization of acquired profit in inventory and backlog of $3.1 million in 2024.
•Pre-tax indemnification asset reversals of $0.1 million in 2024.

Adjusted net income and adjusted EPS exclude:
•After-tax acquisition costs of $0.9 million ($1.1 million net of tax of $0.2 million) in 2024.
•After-tax amortization of acquired profit in inventory and backlog of $2.4 million ($3.1 million net of tax of $0.7 million) in 2024.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $6.3 million in 2024 and $4.5 million in 2023.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.
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Kadant Reports First Quarter 2024 Results
April 30, 2023

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended
Consolidated Statement of Income	March 30, 2024	April 1, 2023
Revenue	$248,975	$229,758
Costs and Operating Expenses:
Cost of revenue	138,013	127,712
Selling, general, and administrative expenses	70,305	58,562
Research and development expenses	3,730	3,370
	212,048	189,644
Operating Income	36,927	40,114
Interest Income	611	299
Interest Expense	(4,669)	(2,370)
Other Expense, Net	(30)	(21)
Income Before Provision for Income Taxes	32,839	38,022
Provision for Income Taxes	7,854	9,763
Net Income	24,985	28,259
Net Income Attributable to Noncontrolling Interests	(296)	(184)
Net Income Attributable to Kadant	$24,689	$28,075

Earnings per Share Attributable to Kadant:
Basic	$2.11	$2.40
Diluted	$2.10	$2.40

Weighted Average Shares:
Basic	11,724	11,681
Diluted	11,744	11,694

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	March 30, 2024	March 30, 2024	April 1, 2023	April 1, 2023
Net Income and Diluted EPS Attributable to Kadant, as Reported	$24,689	$2.10	$28,075	$2.40
Adjustments, Net of Tax:
Acquisition Costs	930	0.08	—	—
Amortization of Acquired Profit in Inventory and Backlog	2,369	0.20	—	—
Adjusted Net Income and Adjusted Diluted EPS (a)	$27,988	$2.38	$28,075	$2.40

	Three Months Ended			Increase (Decrease) Excluding Acquisitions and FX (a,d)
Revenue by Segment	March 30, 2024	April 1, 2023	Increase (Decrease)
Flow Control	$86,682	$89,521	$(2,839)	$(3,573)
Industrial Processing	105,861	83,542	22,319	5,825
Material Handling	56,432	56,695	(263)	(8,226)
	$248,975	$229,758	$19,217	$(5,974)

Percentage of Parts and Consumables Revenue	69%	66%

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Kadant Reports First Quarter 2024 Results
April 30, 2023

	Three Months Ended		Decrease	Decrease Excluding Acquisitions and FX (d)
Bookings by Segment	March 30, 2024	April 1, 2023
Flow Control	$94,670	$104,556	$(9,886)	$(10,481)
Industrial Processing	89,877	96,274	(6,397)	(21,901)
Material Handling	63,883	73,689	(9,806)	(17,918)
	$248,430	$274,519	$(26,089)	$(50,300)

Percentage of Parts and Consumables Bookings	69%	60%

	Three Months Ended
Additional Segment Information	March 30, 2024	April 1, 2023
Gross Margin:
Flow Control	53.9%	53.3%
Industrial Processing	41.7%	40.6%
Material Handling	35.6%	36.1%
Consolidated	44.6%	44.4%

Operating Income:
Flow Control	$21,710	$24,189
Industrial Processing	19,999	15,967
Material Handling	5,541	9,287
Corporate	(10,323)	(9,329)
	$36,927	$40,114

Adjusted Operating Income (a,e):
Flow Control	$21,912	$24,189
Industrial Processing	21,794	15,967
Material Handling	7,888	9,287
Corporate	(10,323)	(9,329)
	$41,271	$40,114

Capital Expenditures:
Flow Control	$1,874	$1,404
Industrial Processing	2,883	2,579
Material Handling	1,506	462
Corporate	8	24
	$6,271	$4,469

	Three Months Ended
Cash Flow and Other Data	March 30, 2024	April 1, 2023
Operating Cash Flow	$22,831	$36,866
Capital Expenditures	(6,271)	(4,469)
Free Cash Flow (a)	$16,560	$32,397

Depreciation and Amortization Expense	$11,739	$8,446
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Kadant Reports First Quarter 2024 Results
April 30, 2023

Balance Sheet Data	March 30, 2024	December 30, 2023
Assets
Cash, Cash Equivalents, and Restricted Cash	$82,618	$106,453
Accounts Receivable, net	149,586	133,929
Inventories	171,958	152,677
Contract Assets	10,673	8,366
Property, Plant, and Equipment, net	170,834	140,504
Intangible Assets	273,831	159,286
Goodwill	459,917	392,084
Other Assets	90,009	82,366
	$1,409,426	$1,175,665
Liabilities and Stockholders' Equity
Accounts Payable	$55,587	$42,104
Debt Obligations	308,025	109,086
Other Borrowings	1,991	1,789
Other Liabilities	249,055	246,446
Total Liabilities	614,658	399,425
Stockholders' Equity	794,768	776,240
	$1,409,426	$1,175,665

	Three Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	March 30, 2024	April 1, 2023
Consolidated
Net Income Attributable to Kadant	$24,689	$28,075
Net Income Attributable to Noncontrolling Interests	296	184
Provision for Income Taxes	7,854	9,763
Interest Expense, Net	4,058	2,071
Other Expense, Net	30	21
Operating Income	36,927	40,114
Acquisition Costs	1,124	—
Indemnification Asset Reversals, Net (f)	90	—
Acquired Backlog Amortization (b)	799	—
Acquired Profit in Inventory Amortization (c)	2,331	—
Adjusted Operating Income (a)	41,271	40,114
Depreciation and Amortization	10,940	8,446
Adjusted EBITDA (a)	$52,211	$48,560
Adjusted EBITDA Margin (a,g)	21.0%	21.1%

Flow Control
Operating Income	$21,710	$24,189
Indemnification Asset Reversal (f)	202	—
Adjusted Operating Income (a)	21,912	24,189
Depreciation and Amortization	2,221	2,279
Adjusted EBITDA (a)	$24,133	$26,468
Adjusted EBITDA Margin (a,g)	27.8%	29.6%

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Kadant Reports First Quarter 2024 Results
April 30, 2023

		Three Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (continued) (a)		March 30, 2024	April 1, 2023
Industrial Processing
	Operating Income	$19,999	$15,967
	Acquisition Costs	599	—
	Indemnification Asset Provision (f)	(95)	—
	Acquired Profit in Inventory Amortization (c)	1,291	—
	Adjusted Operating Income (a)	21,794	15,967
	Depreciation and Amortization	5,159	2,972
	Adjusted EBITDA (a)	$26,953	$18,939
	Adjusted EBITDA Margin (a,g)	25.5%	22.7%

Material Handling
	Operating Income	$5,541	$9,287
	Acquisition Costs	525	—
	Indemnification Asset Provision (f)	(17)	—
	Acquired Backlog Amortization (b)	799	—
	Acquired Profit in Inventory Amortization (c)	1,040	—
	Adjusted Operating Income (a)	7,888	9,287
	Depreciation and Amortization	3,548	3,176
	Adjusted EBITDA (a)	$11,436	$12,463
	Adjusted EBITDA Margin (a,g)	20.3%	22.0%

Corporate
	Operating Loss	$(10,323)	$(9,329)
	Depreciation and Amortization	12	19
	EBITDA (a)	$(10,311)	$(9,310)

(a)	Represents a non-GAAP financial measure.

(b)	Represents intangible amortization expense associated with acquired backlog.

(c)	Represents amortization expense within cost of revenue associated with acquired profit in inventory.

(d)
Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(e)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(f)	Represents the provision for or reversal of indemnification assets related to the establishment or release of tax reserves associated with uncertain tax positions.

(g)	Calculated as adjusted EBITDA divided by revenue in each period.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 3,400 employees in 20 countries worldwide. For more information, visit www.kadant.com.
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Kadant Reports First Quarter 2024 Results
April 30, 2023

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybertheft; implementation of our internal growth strategy; supply chain constraints, inflationary pressure, price increases and shortages in raw materials; competition; changes to tax laws and regulations; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; loss of key personnel and effective succession planning; protection of intellectual property; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com
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